EXHIBIT 99.2





                             OBJECT INNOVATION, INC.

                         COMMON STOCK PURCHASE AGREEMENT

                                  May 26, 2004

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----


1. Purchase and Sale of Stock..................................................1
   1.1   Authorization and Sale of Common Stock ...............................1
   1.2   Closing...............................................................2

2. Representations and Warranties of the Company...............................2
   2.1   Organization, Good Standing and Qualification.........................2
   2.2   Capitalization........................................................2
   2.3   Subsidiaries..........................................................3
   2.4   Authorization.........................................................3
   2.5   Valid Issuance of Common Stock........................................3
   2.6   Governmental Consents.................................................3
   2.7   Offering..............................................................3
   2.8   Litigation............................................................4
   2.9   Patents and Trademarks................................................4
   2.10  Compliance with Other Instruments, Title..............................4

3. Representations, Warranties and Covenants of the Purchaser..................4
   3.1   Authorization.........................................................4
   3.2   Purchase Entirely for Own Account.....................................5
   3.3   Disclosure of Information.............................................5
   3.4   Investment Experience.................................................5
   3.5   Restricted Securities.................................................5
   3.6   Further Limitations on Disposition....................................5
   3.7   Legends...............................................................6

4. Restrictions on Vesting.....................................................6
   4.1   Lapse of Restrictions.................................................6

5. Company Repurchase Right....................................................6
   5.1   Conditions Precedent to Exercise......................................6
   5.2   Repurchase Terms of Price and Payment.................................6
   5.3   Exercise of Repurchase Right..........................................7
   5.4   Additional Shares or Substituted Securities...........................7
   5.5   Termination of Rights as Shareholder..................................7
   5.6   Assignment............................................................7
   5.7   Further Repurchase Rights.............................................8

6. California Commissioner of Corporations.....................................8
   6.1   Corporate Securities Law..............................................8


                                       i
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                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----

7. Covenants of the Company and Founders.......................................8
   7.1   Board of Directors....................................................8
   7.2   Election of Directors.................................................8
   7.3   No Liability for Election of Recommended Directors....................8
   7.4   Use of Proceeds.......................................................9
   7.5   Covenants of the Company and Founders.................................9

8. Conditions to Purchaser's Obligations at Closing............................9
   8.1   Representations and Warranties........................................9
   8.2   Performance...........................................................9
   8.3   Closing Documents.....................................................9
   8.4   Qualifications........................................................9
   8.5   Distribution Agreement................................................9

9. Conditions to the Company's Obligations at Closing.........................10
   9.1   Representations and Warranties.......................................10
   9.2   Payment of Purchase Price............................................10
   9.3   Performance..........................................................10
   9.4   Qualifications.......................................................10
   9.5   Distribution Agreement...............................................10

10. Miscellaneous.............................................................10
   10.1  Survival.............................................................10
   10.2  Successors and Assigns...............................................10
   10.3  Governing Law; Venue.................................................10
   10.4  Titles and Subtitles.................................................10
   10.5  Notices..............................................................11
   10.6  Finder's Fee.........................................................11
   10.7  Amendments and Waivers...............................................11
   10.8  Fees and Expenses....................................................11
   10.9  Severability.........................................................11
   10.10 Entire Agreement.....................................................11
   10.11 Further Assurances...................................................11
   10.12 Counterparts.........................................................11


                                       ii
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                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----


List of Exhibits and Schedules

Exhibit A                  Schedule of Disclosures

Exhibit B                  Exclusive Distribution Agreement

                             OBJECT INNOVATION, INC.

                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of May 26, 2004, by and among Object Innovation, Inc., a Florida corporation (the "COMPANY"), PPOL, Inc., a California corporation (the "PURCHASER"), and Scott Sirdevan and John Grow (collectively, the "Founders").


                                 R E C I T A L S
                                 ---------------

         WHEREAS, the Company and the Purchaser desire to enter into an investment and distribution relationship to grant the Purchaser exclusive distribution rights in connection with the distribution of the Company's BridgeGate software product into the Japanese market;

         WHEREAS, concurrently herewith, the Company and the Purchaser shall have entered into the Exclusive Distribution Agreement (the "DISTRIBUTION AGREEMENT") for the purpose of establishing the terms of distribution for BridgeGate software product; and

         WHEREAS, the obligations of the Company and the Purchaser under the Distribution Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company, the Purchaser and the Founders, and upon the purchase of shares of common stock of the Company by the Purchaser pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Purchaser and the Founders hereby agree as follows:

1. Purchase and Sale of Stock.

     1.1 Authorization and Sale of Common Stock .

         (a) The Company has issued and outstanding one hundred (100) shares of common stock (the "COMMON STOCK") in equal amounts to each of the current Founders, John Grow and Scott Sirdevan. Prior to the Closing, the Company will have amended its Articles of Incorporation to (i) provide for an authorized capital of one hundred thousand shares (100,000) of Common Stock and (ii) effect an 85-for-1 stock split to create eight thousand five hundred (8,500) shares outstanding, with said eight thousand five hundred (8,500) shares being allocated and fully vested to the current Founders; of the ninety-one thousand five hundred (91,500) authorized and unissued shares of Common Stock, one thousand five hundred (1,500) shares shall be available for sale to Purchaser subject to the terms and conditions of this Agreement.

         (b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell to the Purchaser at the Closing, one thousand five hundred (1,500) shares of Common Stock at a purchase price of $200 per share (the "ORIGINAL PURCHASE PRICE").

         (c) The Company may, from time to time, elect to issue additional shares from the remaining pool of 91,500 authorized shares. In such an event, the Company will notify Purchaser of its intent to issue the additional shares, and will grant Purchaser the option of purchasing some of these shares at the prevailing price set by the Company. Purchaser may exercise this option at its own discretion, and is under no obligation.

     1.2 CLOSING. The purchase and sale of the Common Stock as set forth herein shall take place at the offices of Object Innovation, Inc., 8130 Baymeadows Way West, Suite 307, Jacksonville, Florida on May 26, 2004, at 1:00 p.m. or at such other place and time as the Company and the Purchaser mutually agree (which date, time and place are designated the "CLOSING"). At the Closing the Company shall deliver to the Purchaser a certificate representing the shares of Common Stock being purchased by the Purchaser against payment of the purchase price therefor by cashiers check payable to, or wire transfer of immediately available funds to an account designated by, the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that as of the Closing, except as set forth herein or on the Schedule of Disclosures attached hereto as EXHIBIT A specifically identifying the relevant subparagraph hereof, which disclosures shall be deemed to be representations and warranties as if made hereunder:

     2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has all required power and authority necessary to own and operate its property, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

     2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

         (a) COMMON STOCK. One hundred thousand (100,000) shares of Common Stock authorized, of which eight thousand five hundred (8,500) shares are issued and outstanding.

         (b) OTHER RIGHTS. Except as set forth in Section 2.2(b) of the Schedule of Disclosures, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

         (c) VALID ISSUANCE. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "ACT"), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

     2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, or hold any rights to acquire, any interest in any other corporation, association, or other business entity nor has the Company ever held such interest. Except for strategic relationships to promote the Company's products and services, which relationships are conducted through contractual relationships between the Company and its strategic partners, but do not involve any interest of the Company in any separate legal entities, the Company is not a participant in any joint venture, partnership, or similar arrangement.

     2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Distribution Agreement and all other agreements contemplated hereby or thereby to which the Company is a party, the performance of all obligations of the Company hereunder and thereunder, the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock being sold hereunder, has been taken or will be taken prior to the Closing. This Agreement, the Distribution Agreement and all other agreements contemplated hereby or thereby to which the Company is a party constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     2.5 VALID ISSUANCE OF COMMON STOCK. The Common Stock that is being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Based in part upon the representations of the Purchaser in this Agreement, the Common Stock being purchased by the Purchaser hereunder shall be issued in compliance with all applicable federal and state securities laws. The Company further acknowledges that the sale and issuance of shares of Common Stock to Purchaser hereunder will result in the Company no longer being a Subchapter S Corporation for federal income tax purposes, and thus being required to file its federal income tax returns as a "C" corporation.

     2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with this Agreement, the Distribution Agreement and the consummation of the transactions contemplated by this Agreement, except for such filings required pursuant to applicable federal and state securities laws, which filings will be effected within the required statutory period.

     2.7 OFFERING. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Act, and the qualification or registration requirements of the California Corporate Securities Law of 1968, as amended, or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

     2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company. The Company is not aware that it is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     2.9 PATENTS AND TRADEMARKS. The Company owns or has a valid right to use all U.S. patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any conflict with or infringement of the rights of others. The Schedule of Disclosures attached as EXHIBIT A hereto contains a complete list of patents and pending patent applications of the Company. There are no outstanding options, licenses, or agreements of any kind granted by the Company relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user agreements with respect to commercially readily available intellectual property such as "off the shelf" computer software. The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its officers or employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his, her or its best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Distribution Agreement, or any other agreement contemplated hereby or thereby, nor the carrying on of the Company's business by the employees of the Company, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

     2.10 COMPLIANCE WITH OTHER INSTRUMENTS, TITLE. Neither the execution and delivery of the Agreement nor the performance by the Company of its obligations under the Agreement will violate any provisions of the Articles of Incorporation or the bylaws of the Company. Except as set forth in Section 2.10 of the Schedule of Disclosures, and other than the Distribution Agreement and any agreement entered into in connection therewith, the Company is not a party to or obligated under any debt instrument, mortgages, lien, lease, statutory liens other than for taxes not yet due.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The PURCHASER hereby represents, warrants and covenants to the Company that:

     3.1 AUTHORIZATION. The Purchaser has full power and authority to enter into the Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Purchaser understands that the Common Stock being sold hereunder is not registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated, in part, on the Purchaser' representations set forth herein. By Purchaser's execution of this Agreement, Purchaser hereby confirms that the Common Stock to be received by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any intention, contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock.

     3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to the Purchaser's satisfaction. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not an exhaustive description.

     3.4 INVESTMENT EXPERIENCE. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. The Purchaser also represents that it has not been organized for the purpose of acquiring the Common Stock. Furthermore, Purchaser is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D of the Act.

     3.5 RESTRICTED SECURITIES. The Purchaser understands that the shares of Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Common Stock may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Act, the Common Stock must be held indefinitely.

     3.6 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Common Stock unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Agreement, and:

         (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 promulgated under the Act except in unusual circumstances.

     3.7 LEGENDS. It is understood that the certificates evidencing the shares of Common Stock may bear one or all of the following legends:

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

4. RESTRICTIONS ON VESTING. The shares of Common Stock purchased under this Agreement (collectively, the "RESTRICTED SHARES") shall be subject to a Repurchase Right (as such term is defined in Section 5) in favor of the Company as set forth in Section 5, which Repurchase Right shall lapse as set forth below in Section 4.1, and shall also remain subject to other restrictions on transfer set forth in the Agreement.

     4.1 LAPSE OF RESTRICTIONS. As used herein, the term "vest" shall mean, with respect to any Restricted Shares, that such shares are no longer subject to the Repurchase Right. Upon vesting, any Restricted Shares shall thereafter be deemed "Unrestricted Shares." Twenty percent (20%) of the Restricted Shares (or three hundred (300) shares) shall not be subject to the Repurchase Right and shall be deemed Unrestricted Shares upon the date hereof. The remaining eighty percent (80%) of the Restricted Shares (or twelve hundred (1,200) shares) will vest and become Unrestricted Shares at the rate of one hundred (100) shares for each $1.0 million in Gross Revenues (as such term is defined in the Distribution Agreement) attained by the Company. In addition, for purposes of calculating the number of Restricted Shares that become Unrestricted Shares as set forth above, the shares shall vest at the rate of 100 shares at a time, based upon each one million dollars ($1,000,000.00) in Gross Revenue received by the Company from revenue that is generated in Japan according to the Distribution Agreement.

5. COMPANY REPURCHASE RIGHT. The Common Stock purchased hereunder shall be subject to a right (but not an obligation) of repurchase by the Company at the price and on the other terms and conditions set forth below (the "REPURCHASE RIGHT").

     5.1 CONDITIONS PRECEDENT TO EXERCISE.

         (a) The Repurchase Right shall be exercisable by the Company only with respect to such shares that are deemed Restricted Shares in accordance with the terms of Section 4.1, and only during the sixty (60) day period immediately following the effective date of termination of the Distribution Agreement by the Company (a "REPURCHASE EVENT").

         (b) If the Company elects to exercise the Repurchase Right pursuant to
Section 5.1(a), the Company shall, prior to the expiration of the sixty (60) day period, notify the Purchaser in writing of the number of shares of Common Stock the Company elects to repurchase pursuant to Section 5.1(a) (the "Repurchased Shares").

     5.2 REPURCHASE TERMS OF PRICE AND PAYMENT. The purchase price for each Repurchased Share shall be an amount equal to the Original Purchase Price.

     5.3 EXERCISE OF REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Purchaser prior to the expiration of the sixty (60) day period specified in Section 5.1(a) above. Each such notice shall set forth the date, time and place for the repurchase, the number of shares of Common Stock to be repurchased and the purchase price therefor. Such date shall not be less than ten (10) nor more than thirty (30) days after the date of the notice. The certificate(s) representing the Repurchased Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company thereof (if any certificates are held by the Purchaser) properly endorsed for transfer and the Purchaser shall provide representations and warranties with respect to the title and transfer of such shares as shall be reasonably requested by the Company thereof. The Company shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the purchase price determined according to Section 5.3 above. The Repurchase Right shall terminate with respect to any Common Stock for which it has not been timely exercised pursuant to this Section 5.4.

     5.4 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any shares of Common Stock purchased hereunder, or into which any such shares thereby become convertible, shall immediately be subject to the right of repurchase hereunder. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the shares of Common Stock purchased hereunder. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the right of repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for all of the shares of Common Stock that are subject to the Repurchase Right shall remain the same.

     5.5 TERMINATION OF RIGHTS AS SHAREHOLDER. Notwithstanding anything to the contrary herein, the parties agree that if the Company makes available at the time and place and in the amount and form provided in the notice mentioned in
Section 5.4 hereof, the consideration for the Repurchased Shares to be repurchased in accordance with such notice, then after such time the person from whom such shares are repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with such notice). Such Repurchased Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by such notice.

     5.6 ASSIGNMENT. Whenever the Company shall have the right to purchase shares of Common Stock under this Section 5 or elsewhere mentioned in this Agreement, the Company may designate and assign one or more officers, directors or shareholders of the Company, to exercise all or a part of the Company's Repurchase Right.

     5.7 FURTHER REPURCHASE RIGHTS. Upon date of Closing this Agreement, Purchaser will be immediately vested with 300 Unrestricted Shares, which are fully vested and not subject to the Repurchase Rights. Of the remaining twelve hundred (1200) Restricted Shares, Purchaser shall have until December 31, 2010 to remit to the Company, per the terms of the Distribution Agreement, the Gross Revenue necessary to vest all remaining twelve hundred (1200) Restricted Shares and convert them to Unrestricted Shares. In the event that there has been insufficient Japanese sales activity, by the said date, to generate the Gross Revenue required to vest all remaining Restricted Shares and convert them to Unrestricted Shares, all outstanding and remaining Restricted Shares shall become available to the Company for repurchase under the Company's Repurchase Right.

6. CALIFORNIA COMMISSIONER OF CORPORATIONS.

     6.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7. COVENANTS OF THE COMPANY AND FOUNDERS.

     7.1 BOARD OF DIRECTORS. The Purchaser and each of John Grow and Scott Sirdevan (collectively, the "FOUNDERS") shall vote at regular or special meetings of shareholders, and shall give written consent with respect to, such shares of Common Stock owned by them (or as to which they have voting power) to ensure that the size of the Board of Directors of the Company (the "BOARD") shall not exceed five (5) directors without unanimous Board of Directors consent. So long as Purchaser and Company mutually agree at the Closing under this Agreement, Purchaser shall have the right to designate one (1) director who shall be reasonably satisfactory to the Founders. The other directors shall be designated by the holders of Common Stock. The directors to be elected effective as of the Closing shall be John Grow, who shall be Chairman, Scott Sirdevan, and the one representative designated by the Purchaser at the Closing.

     7.2 ELECTION OF DIRECTORS. On all matters relating to the election of one or more directors of the Company, each of the Purchaser and the Founders shall vote at regular or special meetings of shareholders and give written consent necessary to elect to the Board one (1) representative designated by the Purchaser as set forth and to the extent required in Section 7.1.

     7.3 NO LIABILITY FOR ELECTION OF RECOMMENDED DIRECTORS. Neither the Purchaser, nor any officer, director, stockholder or shareholder, partner, employee or agent of the Party, makes any representation or warranty as to the fitness or competence of the nominee of the Purchaser hereunder to serve on the Board by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

     7.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of shares that are contemplated by this Agreement as it sees fit, with no restrictions whatsoever.

     7.5 COVENANTS OF THE COMPANY AND FOUNDERS. Neither the Company nor the Founders shall, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or the Founders, but shall at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the parties hereto assuming conversion of all outstanding securities in order to protect the rights of the parties hereunder against impairment.

8. CONDITIONS TO PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of the Purchaser under subsection 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Purchaser who does not consent in writing thereto:

     8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     8.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     8.3 CLOSING DOCUMENTS. The Company shall have delivered, on or before the Closing, to the Purchaser all of the following documents:

         (a) An Officer's Certificate, dated as of the Closing, stating that the conditions specified in Sections 8.1 and 8.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or condition (financial or otherwise) of the Company.

         (b) A Secretary's Certificate, certifying copies of the resolutions duly adopted by the Company's board of directors and shareholders authorizing the execution, delivery and performance of the Agreement and each of the other agreements contemplated hereby, the issuance and sale of the Common Stock and the consummation of all other transactions contemplated by the Agreement.

     8.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign jurisdiction that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     8.5 DISTRIBUTION AGREEMENT. The Company and the Purchaser shall have executed the Distribution Agreement, in the form attached hereto as EXHIBIT B.

9. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Purchaser:

     9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 3 shall be true on and as of the Closing.

     9.2 PAYMENT OF PURCHASE PRICE. The Purchaser shall have delivered at the Closing the purchase price specified in Section 1.2.

     9.3 PERFORMANCE. The Purchaser shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed and complied with on or before the Closing.

     9.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign jurisdiction that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     9.5 DISTRIBUTION AGREEMENT. The Company and the Purchaser shall have executed the Distribution Agreement, in the form attached hereto as EXHIBIT B.

10. MISCELLANEOUS.

     10.1 SURVIVAL. The warranties, representations and covenants of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year provided that both parties will reexamine after a period one year.

     10.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     10.3 GOVERNING Law AND VENUE. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Duval County in the State of Florida, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

     10.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     10.5 NOTICES. Unless otherwise provided, any notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

     10.6 FINDER'S FEE. Each party represents that, except for finder's fees that the Company owes, or may owe, it neither is nor will be obligated for any sales commission in connection with this transaction.

     10.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

     10.8 FEES AND EXPENSES. The parties hereto shall pay all costs and expenses that each respective party incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     10.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     10.10 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly cancelled.

     10.11 FURTHER ASSURANCES. Each of the Company and the Purchaser from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

     10.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.



         COMPANY

         OBJECT INNOVATION, INC.,
         a Florida corporation


         By:  _________________________
              Name:
              Title:

         c/o __________________________
         Attention:____________________
         ______________________________
         ______________________________


         PURCHASER

         PPOL, INC.,
         a California corporation


         By:  _________________________
              Name:
              Title:


         FOUNDERS, FOR PURPOSES OF SECTION 7 ONLY!


         ______________________________
         SCOTT SIRDEVAN


         ______________________________
         JOHN GROW

                                    EXHIBIT A
                                    ---------

                             SCHEDULE OF DISCLOSURES



Section 2.2(b)

The Company has been informed by Celia Ching that, pursuant to the instructions of David Valentine, who had been acting as finder for the Company in its efforts to raise financing, she has transferred $100,000 to an account designated by Mr. Valentine (at First Diversified Financial Services) and for the benefit of the Company. Of such funds, approximately $18,000 has been remitted to the Company. The nature and purpose of these funds have not yet been documented, and the Company is currently in discussions with Ms. Ching regarding its settlement. Ms. Ching may be entitled to cash as well as stock, the exact amounts to be negotiated. This transaction is part of Company business and the Purchaser understands and agrees that the Founders are not personally liable, that the Company may be liable, and that the Company will do its best to negotiate with Ms. Ching an equitable resolution if it is found that the Company is, in fact, liable.

Section 2.9

BridgeGate Patents are as follows: U.S. Patent Application No. 10/456,293 filed June 6, 2003.

Section 2.10

See disclosure for Section 2.2(b) above regarding $100,000 payment by Ms. Ching.

The Company owes bank loans in the amount of: five hundred thousand dollars ($500,000.00) to First Community Bank (under an SBA loan agreement), and one hundred thousand dollars ($100,000.00) to Wachovia Bank.

                                    EXHIBIT B
                                    ---------

                        EXCLUSIVE DISTRIBUTION AGREEMENT

This Exclusive Distribution Agreement ("AGREEMENT") is made and entered into as of May 26, 2004 ("AGREEMENT DATE") by and between Object Innovation, Inc., a Florida corporation with its principal place of business at 8130 Baymeadows Way West Suite 307, Jacksonville, Florida 32256 ("VENDOR"), and PPOL, Inc., a California corporation with its principal place of business at 1 City Boulevard West, Suite 870, Orange, CA 92868 ("DISTRIBUTOR"). For purposes related to
Section 2.5 (below), or any other Sections requiring similar date calibration, the effective date ("EFFECTIVE DATE") of this Agreement will be July 15, 2004.

                                    RECITALS

WHEREAS, Vendor has rights to license and distribute, and to sublicense others to license and distribute, the Products in the Territory (as those terms are defined below); and

WHEREAS, Vendor desires to have Distributor, and Distributor desires to, license, market and distribute the Products in the Territory pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein, Vendor and Distributor agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

         1.1 "AFFILIATE" of a Person/Legal Entity shall mean any other Person/Legal Entity controlled by, controlling, or under common control with such first Person/Legal Entity.

         1.2 "CONFIDENTIAL INFORMATION" shall mean the source code for the Software and any and all information and material disclosed by either party ("DISCLOSING PARTY") to the other party ("RECEIVING PARTY") (whether in writing, or in oral, graphic, electronic or any other form) that is marked or identified in writing as confidential or proprietary, or if disclosed orally or in other intangible form or in any form that is not so marked, that is identified as confidential at the time of such disclosure and summarized in writing and transmitted to the Receiving Party within thirty (30) days of such disclosure. Notwithstanding the previous sentence, information shall not be deemed Confidential Information to the extent that such information: (a) was generally known and available in the public domain at the time it was disclosed or subsequently becomes generally known and available in the public domain through no fault of the Receiving Party; (b) was known to the Receiving Party at the time of disclosure; (c) is disclosed with the prior written approval of the Disclosing Party; (d) was independently developed by the Receiving Party without any use of the Confidential Information of the Disclosing Party; or (e) becomes known to the Receiving Party from a source other than Disclosing Party without breach of this Agreement by the Receiving Party and is otherwise not in violation of the Disclosing Party's rights.

         1.3 "CONTRACT YEAR" shall mean a twelve month period ending on the anniversary of the Effective Date.

         1.4 "DOCUMENTATION" shall mean the standard user documentation for the Software, including, without limitation, user manuals, reference manuals, training manuals and installation manuals, and including any Japanese language translations thereof.

         1.5 "AGREEMENT DATE" shall mean the date that this Agreement is signed and fully takes effect.

         1.6 "EFFECTIVE DATE" shall mean that, for purposes related to the sales and Distributor performance contemplated in this Agreement, the date which all performance, milestones, and other metrics will be based.

         1.7 "END USER" shall mean a Person, other than Distributor, who has licensed the Products for ordinary internal business usage and not for purposes of further resale.

         1.8 "END USER LICENSE AGREEMENT" shall mean the End User terms and conditions of license attached hereto as EXHIBIT A entered into between Distributor (or Subsidiary, as applicable) and End User.

         1.9 "ERROR" shall mean a defect or combination of defects in the Software that result in a failure of the Software to function in accordance with the technical specifications for the Software as set forth in the applicable Documentation.

         1.10 "ERROR CORRECTION" shall mean a bug fix, patch or other modification or addition that, when made or added to the Software, corrects an Error.

         1.11 "FIRM PERIOD" shall have the meaning set forth in Section 8.4.

         1.12 "FORCE MAJEURE EVENT" shall have the meaning set forth in Section 16.4.

         1.13 "GROSS REVENUE" shall mean all amounts received by Vendor for the license of the Products, less (a) freight, handling, service, refunds for returns, insurance and other charges for delivery of the product (including, without limitation, charges for transmission) and (b) sales, use, excise, value added and other taxes.

         1.14 "INITIAL TERM" shall have the meaning set forth in Section 14.1.

         1.15 "INTELLECTUAL PROPERTY RIGHTS" shall mean, on a world-wide basis, any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship, including, without limitation, copyrights, moral rights and mask-works, (b) rights associated with trademarks, service marks, trade names and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) rights in domain names; (f) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise, and (f) all registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter existing, made or in force (including any rights in any of the foregoing).

         1.16 "JAPANESE VERSION" shall have the meaning set forth in Section
2.2.

         1.17 "MAINTENANCE RELEASE" shall mean a subsequent version of the Software that includes Error Corrections.

         1.18 "PERSON" shall mean any natural person, corporation, partnership, firm, association, limited liability company, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

         1.19 "PRICE LIST" shall mean the price list set forth in EXHIBIT C attached hereto.

         1.20 "PRODUCTS" shall mean the Software and Documentation, individually or collectively.

         1.21 "RENEWAL TERM" shall have the meaning set forth in Section 14.1.

         1.22 "SOFTWARE" shall mean the software programs set forth in EXHIBIT B attached hereto, as Exhibit B may be amended from time to time by the parties' mutual consent, and any modifications, changes (including translations or the Japanese Version), improvements, workarounds and updates (including any Error Corrections, Upgrades or Maintenance Releases) made to such software programs during the Term.

         1.23 "SUPPORT SERVICES" shall mean the Level One and Level Two maintenance and support services set forth in EXHIBIT E attached hereto.

         1.24 "TERM" shall have the meaning set forth in Section 14.1.

         1.25 "TERRITORY" shall mean the country of Japan.

         1.26 "TRADEMARKS" shall mean the trademarks, trade names and service marks set forth in EXHIBIT D attached hereto and such other marks as Vendor may designate from time to time in writing during the Term.

         1.27 "UPGRADE" shall mean any new version of the Software that adds substantial new functionality to such Software.


2.       GRANT OF RIGHTS

         2.1 GRANT OF DISTRIBUTORSHIP. Subject to the terms and conditions of this Agreement, Vendor hereby grants to Distributor the exclusive right during the Term, within the Territory, to: (a) market and solicit sub-licenses for the Software and Documentation to End Users and (b) distribute the Software and Documentation to such End Users, provided that such End Users have validly entered into an End User License Agreement with Distributor pursuant to Section 3.1(a) below. The Parties agree that Distributor shall, within one hundred eighty (180) days after the date hereof, assign all of its rights and obligations under this Agreement to a newly formed Japanese entity (the "Subsidiary") that shall be at least majority-owned by PPOL, Inc. and its Affiliates. Upon such assignment, the Subsidiary shall be deemed the

"Distributor" hereunder for all purposes. Notwithstanding any such assignment, PPOL, Inc. shall remain liable for all of Distributor's obligations hereunder.

         2.2 GRANT OF LICENSE TO SOFTWARE AND DOCUMENTATION. Subject to the terms and conditions of this Agreement, Vendor hereby grants to Distributor the exclusive, royalty-free right and license (including the right to sublicense) during the Term: (a) to modify and create derivative works of the Software and Documentation for the purpose of developing a Japanese language version of the Software and Documentation ("Japanese Version"); (b) to reproduce the Japanese Version for distribution to End Users within the Territory; and (c) to use, perform and display (whether publicly or otherwise) the Software and Documentation for purposes of marketing, demonstrating, soliciting sub-licenses for and distributing the Products, developing the Japanese Version, supporting and maintaining the Products, and granting sub-licenses in accordance with the terms hereof, in each case, solely in connection with fulfilling Distributor's obligations and exercising Distributor's rights set forth in this Agreement. All such derivative works shall, at all times, be the sole and exclusive property of Vendor, but Vendor shall grant Distributor the right to use all such derivative works in connection with fulfilling Distributor's obligations and exercising Distributor's rights as set forth in this Agreement.

         2.3 GRANT OF LICENSE TO TRADEMARKS. Subject to the terms and conditions of this Agreement, Vendor hereby grants to Distributor the non-exclusive right during the Term, within the Territory, to use the Trademarks for purposes of advertising and promoting the Products hereunder. Distributor understands and agrees that the use of any Trademark in connection with this Agreement shall not create any right, title or interest in or to the use of the Trademark, and that all such use and goodwill associated therewith shall inure solely to the benefit of Vendor.

         2.4 GRANT OF RIGHT TO APPOINT SUB-DISTRIBUTORS. Subject to the terms and conditions of this Agreement, Vendor hereby grants to Distributor the right during the Term, to appoint sub-distributors within the Territory, in Distributor's reasonable discretion and with Vendor's consent, such consent not to be unreasonably withheld. Distributor shall not grant any sub-distribution rights to a sub-distributor except pursuant to a written agreement in which such sub-distributor agrees to all of the restrictions on the use of the Software and Documentation contained herein and which agreement shall provide for conversion to a non-exclusive agreement, if applicable, as set forth in Section 2.5 hereof.

         2.5 LIMITATION ON EXCLUSIVITY. Vendor reserves the right to convert the exclusive right granted to Distributor under Section 2.1 into a non-exclusive right in accordance with the terms of this Section 2.5 (or to terminate this Agreement as set forth in Section 14) in the event that the Distributor, together with its sub-distributors, fails to meet the annual Gross Revenue goals in the Territory as follows (each, a "Revenue Goal"):

             Contract Year 1 (commencing with the Effective Date and ending on the day before the first anniversary of the Effective Date): US $1 million Gross Revenues received by Vendor.

             Contract Year 2 (commencing with the first anniversary of the Effective Date and ending on the day before the second anniversary of the Effective Date): US $2 million Gross Revenues received by Vendor.

             Contract Year 3 (commencing with the second anniversary of the Effective Date and ending on the day before the third anniversary of the Effective Date): US$3 million Gross Revenues received by Vendor.

             Contract Year 4 (commencing with the third anniversary of the Effective Date and ending on the day before the fourth anniversary of the Effective Date): US$5 million Gross Revenues received by Vendor.

             Contract Year 5 (commencing with the fourth anniversary of the Effective Date and ending on the day before the fifth anniversary of the Effective Date): US$5 million Gross Revenues received by Vendor.

             For the purposes of determining whether the Revenue Goal for that Contract Year has been met, the Gross Revenues actually received by Vendor from Distributor shall determine compliance. In the event that Vendor converts the exclusive right granted to Distributor under Section 2.1 into a non-exclusive right in accordance with this Section 2.5, then any exclusive sub-distributorship granted by Distributor or its sub-distributors in such Territory will be automatically converted to non-exclusive sub-distributorship.

             By mutual consent of the Vendor and Distributor, the Effective Date that is referenced herein may be extended to a new date that approximately corresponds with the completion of the localization of Product to the Japanese market. Since the intent is to measure Japanese sales performance, it is reasonable to set the start of the Effective Date to when Japanese sales can actually begin. In the event that localization has not been completed by the Effective Date mentioned herein, both parties agree to revise the Effective Date to one that is appropriate.

             The Revenue Goal in accordance with the terms in Section 2.5 is the basic idea and plan for both parties; however, both parties share the understanding that we shall have time for discussion to adjust the plan before it takes place. The fatal conversion of the exclusive right granted to Distributor under Section 2.1 into a non-exclusive right from Vendor occurs in the event that Distributor fails to remit corresponding amount of money to vest the restricted shares they own until the time period in accordance with the terms of 5.7 clause of Stock Purchase Agreement for the Vendor. About the continuation of the Exclusivity, both parties shall discuss after both parties see the performance of the Distributor and the Territory until the time period in accordance with the terms of 5.7 clause of Stock Purchase Agreement


3.       DISTRIBUTOR OBLIGATIONS

         3.1 GENERALLY. Distributor shall use commercially reasonable efforts to:

             (a) advertise, market and promote the Products in the Territory;

             (b) solicit and promote the sub-licensing of the Software;

             (c) refrain from discrediting either the Products or Vendor;

             (d) include in all advertising and promotional materials all applicable copyright and trademark notices as they appear on the Products;

             (e) provide Level One support to End-Users in a professional and workmanlike manner and in accordance with the highest industry standards;

             (f) obtain, pay all costs associated with, and be in possession of all official approvals, licenses, registrations, and permits required by virtue of any applicable law or regulation for the effective operation of its business and its performance under this Agreement;

             (g) keep books, records and accounts of all transactions covered by this Agreement and permit Vendor, its agents and representatives to examine the same;

             (h) commence sales and distribution of the Products as soon as reasonably practicable following execution of this Agreement;

             (i) not do anything to prevent the sale, or development of sales, of the Products in the Territory;

             (j) obtain an adequate number of sufficiently qualified staff to enable Distributor to promptly and efficiently perform its obligations under this Agreement;

             (k) keep Vendor promptly informed of any complaint or dispute concerning the Products supplied by Distributor;

             (l) conduct Distributor's business in an efficient, responsible, and ethical manner so as to enhance and support the reputation and goodwill of the Products in the Territory;

             (m) conduct Distributor's business in accordance with all laws applicable in the Territory. Distributor must immediately notify Vendor in writing if any law or regulation of a relevant Territory prevents it from complying fully with the terms of this Agreement; and

             (n) refrain from producing, selling, licensing or distributing any products which are, in Vendor's sole judgment, directly competitive with the Products.

             (o) create an End User License Agreement for distribution of the Products and Services to the Japanese market that is materially identical to the sample EULA that is provided in EXHIBIT A as reference, taking common Japanese laws and practices in consideration when creating the Japanese End User License Agreement.

         3.2 SOLICITING LICENSES FOR SOFTWARE. Distributor shall have the right to negotiate with prospective End Users and solicit the sub-licensing of the Software. In the event that a prospective End User wishes to sub-license Software, Distributor shall:

             (a) Enter into a sub-license agreement for the Product with such End User only upon the terms of the End User License Agreement;

             (b) negotiate with such End User and, if required by such End User, propose changes to the End User License Agreement, provided that any such proposed changes shall be subject to Vendor's prior written approval in its reasonable discretion; and

             (c) forward to Vendor information regarding each End User, including the following:

                  (i) the Software to be licensed;

                  (ii) the name and site address of the End User;

                  (iii) the name, address and telephone number of a contact person or authorized representative of the End User;

                  (iv) the serial number of the central processing unit on which the licensed Software will run or, in the case of a network license, the number of licensed users;

                  (v) any proposed changes to the End User License Agreement.

         3.3 REVERSE ENGINEERING. Distributor shall not translate, disassemble or reverse engineer the Products, in whole or in part.


4.       MAINTENANCE AND SUPPORT

         4.1 SUPPORT SERVICES. As between Vendor and Distributor, Distributor shall be responsible for providing End Users with Level One Support Services for the Software, as set forth in EXHIBIT E attached hereto. Vendor shall provide Distributor with Level Two Support Services for the Software, as set forth in EXHIBIT E.

         4.2 TRAINING. Vendor shall arrange at least one training course for each major release or version upgrade of the Product that may be attended by Distributor's and its sub-distributors' sales and/or technical personnel. These courses shall take place at Vendor's principal place of business first above written and shall include training on the operation of Product, sales training, and technical training increasing the ability of Distributor and its sub-distributors to provide sufficient technical support for their customers who purchase Product. The cost of conducting these training courses shall be borne by Vendor; provided, however, that Distributor and sub-distributors shall bear the traveling and lodging expenses for their respective personnel.


5.       CHANGES IN SPECIFICATIONS

Vendor reserves the right from time to time to change the specifications of the Products. Vendor shall advise Distributor of any proposed changes in specifications at least ninety (90) days before such changes in specifications or designs are commercially released.


6.       OWNERSHIP OF INTELLECTUAL PROPERTY

Vendor or its suppliers shall retain ownership of all Intellectual Property Rights embodied in the Products and the Trademarks. Except as provided herein, Distributor is not granted any rights to any Intellectual Property Rights with respect to any Product.


7.       CONFIDENTIAL INFORMATION

Each party may be exposed to the other party's Confidential Information. Each party agrees that during the Term, and for a period of one (1) year following the Term, it shall use the other party's Confidential Information solely for purposes of performing its obligations and/or exercising its rights under this Agreement, and shall not disclose to any third party any Confidential Information of the other party without the prior written consent of such other party. Each party may disclose the other party's Confidential Information only to its employees as is reasonably necessary to allow such party to perform under this Agreement and to obtain the benefits thereof, provided that each such employee is under a written obligation of nondisclosure which protects the other party's Confidential Information under terms substantially similar to those herein.

8.       ORDERS; SHIPPING; CANCELLATION

         8.1 ORDERS. The terms and conditions of this Agreement shall apply to any and all orders submitted to Vendor. If accepted by Vendor, Vendor shall fulfill each order placed by Distributor within 30 days or less, or else give notice as to why fulfillment will take longer.

         8.2 SHIPPING. All shipments shall be made FOB Vendor's distribution center. Provided, however, in Vendor's discretion, Vendor may provide for the downloading of the Software by Distributor (or directly by the End User) and, if downloaded by Distributor, Distributor shall only download the permitted number of copies, and shall put any markings or labels on the medium containing the Software as Vendor shall require. Delivery shall be deemed complete and risk of loss or damage to the Products shall pass to Distributor upon Vendor's delivery of Products to the first carrier or, if applicable, when downloaded. Distributor shall instruct Vendor in writing as to which carrier Vendor should use to transport Products ordered by Distributor. If Distributor has not so instructed Vendor at the time of the order, Vendor may select the carrier. Distributor shall pay all costs of transportation, reasonable insurance, export and import fees, customs brokerage expenses and similar charges.

         8.3 ACCEPTANCE. Distributor shall, within seven (7) days after delivery, inspect the Product(s) to confirm that the Product(s) are not defective and conform to the Vendor's applicable warranty, the terms of this Agreement and Distributor's order. In the event that Distributor notifies Vendor of defective or non-conforming Products under this section, Vendor shall repair or replace such Products, or refund the purchase price for such Products to Distributor, at Distributor's sole election.

         8.4 CANCELLATION AND RESCHEDULING. Distributor shall not reschedule or cancel any purchase order or portion thereof within three (3) business days of the scheduled shipment date for such order ("FIRM Period"). Distributor may cancel or reschedule purchase orders prior to the Firm Period upon written notice to Vendor.


9.       PRICE; TAXES; PAYMENTS; REPORTS

         9.1 PRICE FOR PRODUCTS. Vendor recognizes that Distributor may need to do market research before appropriate pricing for Products and Services can be set in Japan. Therefore, Vendor and Distributor agree that Distributor will have the ability to establish Products and Services prices in Japan, as it best sees fit, in order to maximize revenue, but that Vendor retains the final right to approve or disapprove such pricing. All Products and Services revenue will be split equally between Vendor and Distributor in a 50/50 ratio, and the money will be remitted to Vendor in U.S. dollars based on the U.S. dollar-to-Japanese yen exchange rate reported in THE WALL STREET JOURNAL on the payment date. In addition, Vendor may, in its discretion, offer Distributor the rights to sub-license other products of Vendor. If the Parties are able to agree upon terms for the licensing of any such other products, they will amend this Agreement accordingly. Vendor and Distributor also agree to review the 50/50 split, sometime prior to the end of the first year of this Agreement, to confirm that such 50/50 split is equitable for both sides, and that they will work in good faith to revise these terms in the event that either side feels it is not equitable for them.

         9.2 PRICE FOR SERVICES. Distributor shall pay monthly support fees in advance for the Level Two Support Services, as such fees are set forth in EXHIBIT C ("SUPPORT FEES"). Vendor may not increase the monthly Support Fees charged to Distributor during any Contract Year by more than ten percent (10%) of the then-current Support Fees.

         9.3 TAXES. In addition to any payments due to Vendor under this Agreement, Distributor shall pay any sales, use, excise, import, export or value-added tax not based on Vendor's net income.

         9.4 PAYMENTS. Distributor shall remit fifty percent (50%) of any payment it or its sub-distributors receive from an End User within NET thirty
(30) days after its or its sub-distributor's receipt of such payment. Payment for the Level Two Support Services shall be due by the tenth day of each calendar month.

         9.5 REPORTS. Distributor shall provide Vendor a quarterly report of its sub-licensing activity. Such reports shall include without limitation, the name and address of each End-User that entered into a license for the Product during such quarter, the license fees charged and received during such quarter and such other information that Vendor may reasonably request. Distributor shall communicate to Vendor any recurring material problems with the Products encountered by customers of Distributor.

         9.6 STOCK INCENTIVE. Restricted Shares (as such term is defined in the Stock Purchase Agreement) held by PPOL, Inc., subject to the terms of that certain Common Stock Purchase Agreement entered into between Vendor and PPOL, Inc. contemporaneously herewith (the "Stock Purchase Agreement"), shall vest and become Unrestricted Shares (as such term is defined in the Stock Purchase Agreement) at the rate of one hundred (100) shares for each $1.0 million in Gross Revenue received by Vendor from Distributor's licensing or sub-licensing of Products hereunder.


10.      WARRANTY

         10.1 PRODUCTS. Vendor warrants the Products to End Users pursuant to the terms and conditions of the End User License Agreement as set forth in EXHIBIT A. Vendor represents, warrants and covenants to Distributor that: (a) Vendor has the right to grant the rights and licenses contemplated by this Agreement, without the need for any licenses, releases, consents, approvals or immunities not yet granted; (b) the media on which any Products are delivered to Distributor shall be free from material defects in workmanship and materials;
(c) the Products shall operate in accordance with the Documentation and other specifications therefore for a period of sixty days from delivery to Distributor; (d) neither the Products nor Distributor's exercise of its rights under this Agreement infringe, misappropriate or violate any U.S. patent, trademark, copyright, privacy or publicity rights, or other rights of any third party, or any law, rule or regulation promulgated by any government or regulatory body; (e) the Products do not contain any material bugs or defects and do not contain or make available any viruses, worms, Trojan horses, web bugs, time bombs, "spyware" or other harmful or invasive code or components; and
(f) Vendor has not made and shall not make any commitments inconsistent with Distributor's rights under this Agreement.

         10.2 SERVICES. Vendor represents, warrants and covenants to Distributor that the Level Two Support Services shall be performed in a professional and workmanlike manner consistent with the highest industry standards.

         10.3 DISTRIBUTOR WARRANTY SERVICE. For Errors or defects in Software discovered during the applicable warranty period, Distributor and Vendor shall provide technical support as described in Section 4 ("Maintenance and Support").

         10.4 Distributor hereby represents and warrants to Vendor as follows:

              (a) It has no conflicts of interest in entering into this Agreement and that by entering into this Agreement it is not violating or breaching any duty or obligation it may have to any third party.

              (b) It has not made and promises not to make, any payment to a public official as defined by the United States Foreign Corrupt Practices Act or other applicable laws. Distributor further represents that it is aware of the applicable United States governmental regulations governing bribery, agency, and government purchases and any other relevant regulations and agrees to comply with such rules and regulations.

              (c) Distributor agrees it will comply, at its own expense, with any requirements to obtain regulatory approvals of, and to make any filings and registrations related to, this Agreement, the End User Agreement or the transactions contemplated herein, that may be necessary, or beneficial to Vendor's rights in the Territory.

         10.5 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.


11.      CONSEQUENTIAL DAMAGES WAIVER

EXCEPT FOR VENDOR'S AND DISTRIBUTOR'S RESPECTIVE INDEMNITY OBLIGATIONS SET FORTH IN SECTION 13, AND FOR ANY BREACH BY DISTRIBUTOR OF ITS CONFIDENTIALITY OBLIGATIONS WITH RESPECT TO THE SOURCE CODE OR ITS OBLIGATIONS UNDER SECTION 3.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY UNDER ANY LEGAL THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, or ANY damages for loss of profits, revenue OR businesS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.      LIMITATION OF LIABILITY

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, AND TO THE FULLEST EXTENT ALLOWED UNDER APPLICABLE LAW, EXCEPT FOR DISTRIBUTOR'S BREACH OF CONFIDENTIALITY WITH RESPECT TO THE SOURCE CODE OR OF ITS OBLIGATION UNDER SECTION 3.3, AND EXCEPT FOR VENDOR'S AND DISTRIBUTOR'S RESPECTIVE INDEMNITY OBLIGATIONS SET FORTH IN SECTION 0, EACH PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY FOR CLAIMS RELATING TO THIS AGREEMENT, WHETHER FOR BREACH, NEGLIGENCE, INFRINGEMENT, IN TORT OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL PAYMENTS MADE BY DISTRIBUTOR TO VENDOR IN THE MOST RECENT FULL CALENDAR YEAR PRECEDING EITHER PARTY'S INITIAL NOTICE TO THE OTHER PARTY OF ANY CLAIM OR POTENTIAL CLAIM HEREUNDER.


13.      INDEMNITY

         13.1 VENDOR INDEMNITY. Vendor shall defend, indemnify and hold Distributor harmless against any and all damages, costs, liabilities, expenses (including reasonable attorneys' fees) and settlement amounts incurred in connection with any suit, claim or action by any third party resulting from any breach (or any claim that, if true, would constitute a breach) of Vendor's representations, warranties or covenants set forth in Section 9.1 above; provided, however, Vendor's obligation to indemnify Distributor hereunder is subject to Distributor: (a) giving Vendor prompt written notice of any such claim; (b) giving Vendor control over the defense and settlement of any such claim; (c) providing reasonable cooperation for the defense of any such claim, at Vendor's expense; and (d) not entering into any settlement or compromise of any such claim without Vendor's prior approval.

         13.2 DISTRIBUTOR INDEMNITY. Distributor agrees to defend, indemnify and hold harmless Vendor from any and all claims, liabilities, judgments, penalties, losses, costs, damages, and expenses, including without limitation reasonable attorneys' fees and settlement amounts incurred in connection with any suit, claim or action by any third party resulting from, arising by reason of or in connection with any act by Distributor under or in violation of this Agreement or any act or omission of any sub-distributor, including, but not limited to, the promotion, distribution, exploitation, advertising, offering for sale, sale, or use of the Products or use of the Trademarks, except if such claims, liabilities, judgments, penalties, losses, costs, damages and expenses are directly caused by Vendor's negligence or willful misconduct or result from breach of Vendor's warranty contained in the End-User Agreement. Distributor will have the right to defend any action or proceeding with attorneys of its own selection provided that such counsel is reasonably acceptable to Vendor. Distributor's obligation to defend Vendor hereunder is subject to Vendor: (a) giving Distributor prompt written notice of any such claim; (b) giving Vendor control over the defense and settlement of any such claim; (c) providing reasonable cooperation for the defense of any such claim at Distributor's expense; and (d) not entering into any settlement or compromise of any such claim without Distributor's prior approval.


14.      TERM AND TERMINATION

         14.1 TERM. The term of this Agreement shall commence as of the Agreement Date and continue, unless earlier terminated as set forth herein, for five (5) years thereafter ("INITIAL TERM") until ending upon the fifth (5th) anniversary of the Effective Date. Subsequently, this Agreement shall automatically renew for successive one (1) year periods (each, a "RENEWAL TERM"), unless, at least thirty (30) days prior to the end of the then-current term, either party gives the other party written notice of its intent not to renew this Agreement, or unless earlier terminated in accordance with this Agreement. The Initial Term and all Renewal Terms, if any, shall be collectively referred to as the "TERM."

         14.2 TERMINATION. Either party may terminate this Agreement, without cause, upon sixty (60) days written notice to the other.

         14.3 EFFECT OF TERMINATION.

              (a) Following termination of this Agreement, Distributor may distribute its inventory of the Products, and may continue using the Trademarks for such purpose, until all such inventory has been distributed.

              (b) At such time as Distributor has distributed all of its inventory pursuant to paragraph (a) above, Distributor shall return to Vendor (or destroy, at Vendor's election) all Software (and all copies and extracts thereof) and Vendor's Confidential Information then in the possession or under the control of Distributor and its employees or agents; (iii) Vendor shall return to Distributor (or destroy, at Distributor's election) all Distributor's Confidential Information then in the possession or under the control of Vendor and its employees or agents; and (iv) Distributor shall cease all use of the Trademarks, and shall, if any form of the Trademarks is used in its name, change its name.

              (c) Neither Vendor nor Distributor shall be liable to the other, because of such expiration or termination, for compensation, reimbursement or damages: (i) for the loss of prospective profits, anticipated sales or goodwill;
(ii) on account of any expenditures, investments or commitments made by either; or (iii) for any other reason whatsoever based upon the result of such expiration or termination.

              (d) The provisions of the following Sections shall survive any expiration or termination of this Agreement: 6 ("Ownership of Intellectual Property"), 7 ("Confidential Information"), 10.5 ("Disclaimer"), 11 ("Consequential Damages Waiver"), 12 ("Limitation of Liability"), 13 ("Indemnity"), 14.3 ("Effect of Termination") and 16 ("Miscellaneous Terms").


15. SOURCE CODE DELIVERY

         15.1 ESCROW OF SOURCE CODE. If Distributor desires, the source code for Product will be escrowed with a reputable agent who will make the code available to Distributor in the event that Vendor either files for bankruptcy, ceases to do business, or otherwise becomes incapable of functioning as an operational company. Vendor is already using an escrow agent at the request of existing customers, so if Distributor wishes, Distributor's name may be added to the existing escrow account at Distributor's sole discretion and cost.


16.      MISCELLANEOUS TERMS

         16.1 RELATIONSHIP OF THE PARTIES. This Agreement shall not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the parties, and the parties shall at all times be and remain independent contractors. Except as expressly agreed by the parties in writing, neither party shall have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of the other party or to bind the other party in any respect whatsoever.

         16.2 IMPORT/EXPORT. Each party shall comply with all applicable foreign and domestic laws and regulations relating to the importation or exportation of the Products.

         16.3 GOVERNING LAW, JURISDICTION, AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, U.S.A., without reference to its conflicts of law provisions. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the state courts in and for Duval County, Florida, U.S.A. (or, if there is federal jurisdiction, the United States District Court with jurisdiction for Duval County, Florida). The parties hereby irrevocably agree to submit to the personal and exclusive jurisdiction and venue of the aforementioned courts. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

         16.4 FORCE MAJEURE. Neither party shall be liable under this Agreement because of any failure or delay in the performance of its obligations on account of strikes, shortages, riots, inability to obtain export clearance from any applicable governmental entity, fire, flood, storm, earthquake, acts of God, hostilities or any other cause beyond its reasonable control (a "FORCE MAJEURE EVENT"), provided that the non-performing party provides prompt written notice of any delay or default and cooperates to minimize the impact of such delay. If the period of nonperformance exceeds fifteen (15) days from receipt of notice of the Force Majeure Event, the party whose performance has not been affected may terminate this Agreement, effective immediately upon written notice to the other party.

         16.5 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(d) two (2) business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth in the first paragraph of this Agreement and to the notice of the person executing this Agreement (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section).

         16.6 ASSIGNMENT. Vendor shall not assign, transfer, delegate or otherwise dispose of this Agreement or any right or obligation hereunder (whether by express transfer, operation of law or otherwise) without the prior written consent of Distributor. Distributor shall be entitled to assign, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement and any of its rights or obligations under this Agreement. Any attempted or purported assignment or other transfer not complying with the foregoing shall be null and void. Subject to the foregoing, this Agreement shall inure to the benefit of and bind the successors and assigns of the parties.

         16.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement.

         16.8 HEADINGS. The various section headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any section thereof.

         16.9 SEVERABILITY. If any term, provision, covenant or condition of this Agreement is held by a court or arbitral panel of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         16.10 CONSTRUCTION. This Agreement shall be deemed to have been drafted by all parties and, in the event of a dispute, no party hereto shall be entitled to claim that any provision should be construed against any other party by reason of the fact that it was drafted by one particular party.

         16.11 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto contain the entire understanding of the parties with respect to the subject matter of this Agreement and merges and supersedes all prior and contemporaneous agreements and understandings between the parties, whether oral or written, with respect to the subject matter of this Agreement. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the authorized representatives of both parties



IN WITNESS WHEREOF, the parties hereto have executed this Exclusive Distribution Agreement as of the date first written above.

VENDOR:                                   DISTRIBUTOR:


By:___________________________________    By:___________________________________

Name:_________________________________    Name:_________________________________

Title:________________________________    Title:________________________________

Date:_________________________________    Date:_________________________________

                                    EXHIBIT A

[DISTRIBUTOR AGREEMENT PLEASE NOTE: This EULA is provided as a reference document ONLY; see Section 3.1 (o). The Exhibits mentioned in this EULA have been removed so as not to become confused with the Exhibits required as part of this Distributor Agreement.]


                           END USER LICENSE AGREEMENT


             BRIDGEGATE DEPARTMENTAL SOFTWARE SITE LICENSE AGREEMENT

         AGREEMENT effective as of this ____ day of _____ (the "Effective Date") by and between Object Innovation, Inc. with offices at 8130 Baymeadows Way West, Suite 307, Jacksonville, Florida 32256 ("Licensor") and ________________________
with offices at __________________________________________________ ("Licensee").

1.       LICENSE.

         1.1 . In accordance with the terms herein, Licensor grants to Licensee, and Licensee accepts from Licensor, based upon continued good standing per EXHIBIT C "Terms & Conditions", a perpetual non-exclusive and non-transferable license to use (but not to copy or modify except as expressly permitted herein) (i) the current version of Licensor's BridgeGate Software, (ii) any modifications, customizations, deliverables, error corrections, upgrades, updates delivered under the terms of this Agreement by Licensor, and (iii) any results of any services required to be delivered hereunder by Licensor (collectively the "Software"). The initial version of the Software to be licensed herein is described on EXHIBIT A and Licensor's specifications are published on Licensor's web site at www.objectinnovation.com (or such other web site as Licensor shall notify Licensee from time to time).

         1.2 . The Software may be installed on up to three (3) servers and shall be used by Licensee only on the equipment and at the location(s) identified in EXHIBIT B. Software may be licensed to additional servers according to the price schedule outlined in EXHIBIT C. Licensee may transfer the Software to other equipment, or move the equipment and the Software to other locations owned and operated by Licensee, with Licensor's prior written consent, such consent not to be unreasonably withheld or delayed. Licensee may use only one copy of the Software in production at any one time, but may use as many additional copies of the software for testing and development instances as required. Licensee may also use one additional copy of the Software for Licensee's back up and disaster recovery purposes, provided that: all Software instances remain in Licensee's custody and control at all times, that Licensee notifies Licensor in writing of the location of such additional copies (should they be in use at a different location), and provided further that such copies remain within the continental United States. The Software shall be used only for the internal data processing needs of Licensee's own business, which shall include processing information received from and sent to Licensee's vendors and suppliers in connection with Licensee's business. Licensee shall not permit any third party to use the Software, or use the Software in the operation of or to provide the services of a service bureau or an application service provider. The copy of the Software used in production may be temporarily transferred to back-up equipment owned and operated by Licensee and located within the continental United States if the particular equipment on which it is installed as permitted herein is inoperative for more than 48 hours, upon prior written notice to Licensor.

         1.3 . Licensor also hereby grants to Licensee a non-exclusive, non-transferable license co-terminus with the license in the Software, to use but not to copy or modify, the Documentation. The Documentation shall consist of any user guides, which are provided from time to time by Licensor to Licensee.

         1.4 . Licensee acknowledges that the source code to the Software is not to be delivered hereunder.

2. . LICENSEE EQUIPMENT AND SECURITY REQUIREMENTS. LICENSEE AGREES TO OBTAIN AND MAINTAIN THE EQUIPMENT AND SYSTEMS DESCRIBED IN EXHIBIT B, AND AGREES TO EMPLOY AND MAINTAIN ALL SECURITY SYSTEMS AND PROTECTIONS REQUIRED BY LAW FOR THE INFORMATION TO BE PROCESSED UTILIZING THE SOFTWARE, AS WELL AS SUCH SECURITY SYSTEMS AND PROTECTIONS AS ARE EXPRESSLY SET FORTH ON EXHIBIT B.

3.       . MAINTENANCE AND SUPPORT SERVICES.

         a. Should Licensee choose optional "Maintenance and Support Services", in consideration for timely "Maintenance and Support Services" payments as set forth in EXHIBIT C, Licensor agrees to provide to Licensee the Maintenance and Support Services described in EXHIBIT E for the duration of the "Maintenance and Support Services" term, renewable thereafter for successive one year terms ("Renewal Year") upon mutual agreement of the parties. The Initial Maintenance Services Term and each Renewal Year shall constitute the "Maintenance Services Term".

         b. To the extent that Licensee requests that Licensor provide maintenance, error correction or other related services during the Maintenance Services Term beyond those services provided for the Maintenance and Support Fees, Licensor may provide such services ("Additional Services"), and Licensee shall compensate Licensor for all such services at Licensor's then current hourly rates.

         c. It is expressly understood by Licensee that Licensor shall have the right to delegate its Installation, Customization, Training Additional Services and/or Maintenance and Support Services obligations hereunder to one or more service providers selected by Licensor from time to time.

4.       . SOFTWARE OWNERSHIP

         As between Licensee and Licensor, all right, title and interest (including rights of copyright and all other proprietary rights) in the Software and Documentation (other than the license rights granted to Licensee herein) and all copies and derivations thereof, and any and all extensions or changes to the Software made by Licensee (including the Permitted Adaptations), shall be held by Licensor, including, without limitation, all results and proceeds of Licensor's Maintenance and Support Services, Installation Services, Customization Services, Training Services and Additional Services provided hereunder. Licensee shall not sell, transfer, publish, disclose, display, transmit, distribute, or otherwise make available the Software or copies thereof to others except as expressly permitted herein. Licensee agrees to secure and protect from misuse, theft, unauthorized use or damage the Software, each component thereof delivered hereunder, and the Documentation, in a manner consistent with the maintenance of Licensor's rights therein and as otherwise required herein or by law, and to take appropriate action through instruction or agreement with its employees or consultants who are permitted access to each program or software product to satisfy its obligations hereunder.

5. . INSTALLATION. IN ACCORDANCE WITH THE INSTALLATION SCHEDULE SET FORTH ON EXHIBIT F, SHOULD LICENSEE CHOOSE OPTIONAL "MAINTENANCE AND SUPPORT SERVICES" LICENSOR SHALL PROVIDE SERVICES TO INSTALL THE SOFTWARE ON THE EQUIPMENT DESCRIBED ON EXHIBIT B FOR NO ADDITIONAL CHARGE, OTHERWISE LICENSOR SHALL PROVIDE INSTALLATION SERVICES ON A TIME AND MATERIALS BASIS (THE "INSTALLATION SERVICES"). WHEN LICENSOR HAS DETERMINED THAT THE INSTALLATION IS COMPLETE, LICENSOR SHALL NOTIFY LICENSEE. THE INSTALLATION SCHEDULE MAY BE MODIFIED FROM TIME TO TIME BY MUTUAL AGREEMENT OF THE PARTIES. LICENSEE ACKNOWLEDGES THAT SUCCESSFUL INSTALLATION OF THE SOFTWARE PURSUANT TO THIS AGREEMENT SHALL REQUIRE LICENSEE'S FULL AND GOOD FAITH COOPERATION, INCLUDING BY PROVIDING LICENSOR WITH TIMELY ACCESS TO LICENSEE'S PREMISES, EQUIPMENT AND SYSTEMS, AND THE COOPERATION OF LICENSEE PERSONNEL.

6.       . CUSTOMIZATION.

         6.1      . By Licensor.

         6.2 Upon request from Licensee, Licensor shall develop interfaces for use of the Software by Licensee in exchanging information with Licensee's vendors and suppliers and such other customizations as Licensee and Licensor may mutually agree upon. Licensor shall provide such customization services to mutually agreed upon specifications and in accordance with a mutually agreed upon timeline at the rates described in EXHIBIT D. Exceptions to published rates may be specified in EXHIBIT C. Any work not clearly defined in EXHIBIT C shall be billed at published rates as specified in EXHIBIT D.

         6.3 . By Licensee. Licensee is permitted to utilize the Software in accordance with the Documentation to create the Adaptors, Plug-in Codes and Templates described on EXHIBIT A, each of which shall be referred to herein as "Permitted Adaptations."

         6.4 . All such customizations described in Paragraphs 8(a) and (b) above shall become part of the Software and governed by the terms of this Agreement.

7.       . CONFIDENTIALITY.

         7.1 . The parties hereby agree to treat the other party's Confidential Information with at least the degree of protection each such party provides its own confidential information and at least the protection required by law.

         7.2 . Each party shall provide access to the other party's Confidential Information only to those of such party's employees who have a need for such access in order to perform their responsibilities under this Agreement (and in the case of Licensee those employees who need access to the Software in order for Licensee to utilize it for Licensee's business as permitted in this Agreement). Licensor may provide access to Licensee's Confidential Information to its contractors, service providers and other third parties as necessary to permit such contractors and service providers to carry out their responsibilities to Licensor. Neither party shall provide to third parties any access to the other party's Confidential Information unless such access is needed in order for such party to perform their obligations under this Agreement and such third parties have agreed in writing to treat such Confidential Information as confidential in accordance with this Agreement and provided further that such party agrees to be responsible for any unauthorized use or disclosure by such third party of the other party's Confidential Information.

         7.3 . Confidential Information shall include any information marked by a party as confidential when disclosed, or if disclosed orally, which is followed up within a reasonable time with a written statement informing the recipient of its confidentiality. Confidential Information of Licensee shall include any data on the systems of Licensee to which Licensor is given access in performing its responsibilities hereunder and Confidential Information of Licensor shall include the Software, all components thereof, the Documentation, any source code of the Software, the terms of this Agreement, and marketing and financial information about Licensee and its affiliates

         7.4 . Notwithstanding anything to the contrary set forth above, Confidential Information shall not include any information which is (i) publicly known; (ii) independently developed by the receiving party without any use of and by employees who had no access to, the confidential information of the other party; or (iii) which is received from a third party who is under no obligation of confidentiality to the owner of the confidential information.

         7.5 . Neither party shall be in breach of this Agreement if they disclose the Confidential Information of the other party in response to a court order, subpoena or similar legal requirement, provided that they disclose only the information required to be disclosed and notify the other party of such compelled disclosure and cooperate with such other party's efforts, if any, to secure a protective order for such information.

         7.6 . The parties recognize that disclosure as prohibited herein of any such confidential information may cause irreparable injury to the other party, which is not compensable in monetary damages or where monetary damages may be inadequate or impossible to measure. Each party may seek injunctive relief against the breach or threatened breach of any of the foregoing confidentiality undertakings, in addition to any other legal remedies, which may be available. Licensor may terminate this Agreement immediately, including all license rights granted herein, in the event of any breach of the confidentiality obligations set forth herein.

8.       . LIMITED WARRANTIES AND LIMITED LIABILITY.

         8.1 . Licensor warrants that, for a period of ninety days after Licensor notifies Licensee that the Software has been installed, the Software, once installed, will conform in all material respects, to Licensor's then current published specifications. With regard to other deliverables, such as modifications or customizations delivered hereunder by Licensor, Licensor warrants that for a period of ninety days after delivery (or after installation if Licensor installs such deliverable), such deliverable shall conform to Licensor's specifications therefore, it being understood that this latter warranty shall not require Licensor to fix errors without charge that appear in the underlying Software to the extent such Software was installed more than ninety days earlier, even if such error in the Software causes the new deliverable to operate incorrectly. The foregoing ninety-day periods of warranty shall be referred to herein as the "Warranty Period".

         8.2 . Licensee shall notify Licensor in writing, within five days of Licensee's discovery during the applicable Warranty Period of any failure of the Software (or deliverable) to conform to the warranty stated above in Section 10(a) (a "Nonconformity"). If Licensor is able to reproduce the Nonconformity, Licensor shall (i) use commercially reasonable efforts to promptly correct such Nonconformity; (ii) if (i) does not result in elimination of the Nonconformity, use commercially reasonable efforts to replace the Software or deliverable with copies of the Software or deliverable that do not result in the Nonconformity; (iii) with regard to a Nonconformity in the underlying Software, if (i) and (ii) do not result in elimination of the Nonconformity, terminate this Agreement and license and return to Licensee all amounts paid by Licensee hereunder; or (iv) with regard to a Nonconformity in any subsequent deliverable, if (i) and (ii) do not result in elimination of the Nonconformity, terminate the license rights for that particular deliverable and refund to Licensee an allocated amount of any license fees paid hereunder for that deliverable (including additional installation fees paid to install or customization fees paid to create, such deliverable).

         8.3 . THE ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY LICENSOR. LICENSOR MAKES AND LICENSEE RECEIVES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF LICENSOR FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF THE SOFTWARE AND ANY OTHER DELIVERABLES DELIVERED OR SERVICES PROVIDED HEREUNDER.

         8.4 . If any modifications are made to the Software by other than Licensor (other than Permitted Adaptations made in accordance with the Documentation), the foregoing warranty set forth in Paragraph 10(a) shall not apply.

         8.5 . Notwithstanding anything to the contrary set forth in this Agreement, Licensee agrees that Licensor's liability under this Agreement, or arising out of contract, negligence, strict liability in tort or warranty shall not exceed any amounts paid to Licensor by Licensee under this Agreement.

9.       . INDEMNITIES.

         9.1 . Licensor shall defend, indemnify and hold harmless Licensee against any claims that the Software delivered hereunder infringes any copyright, patent, or other proprietary right of a third party, provided that, (i) Licensee notifies Licensor promptly of any such claim, (ii) Licensee turns over to Licensor the sole right to control the defense and settlement of such claim with counsel selected by Licensor; and (iii) Licensee fully cooperates in connection with such defense. In no event shall Licensee settle or compromise any such claim, lawsuit or proceeding without Licensor's prior written approval. If, as a result of any such infringement claim, Licensee is enjoined from using the Software, or if Licensor believes that the Software is likely to become the subject of a claim of infringement, Licensor at its option and expense may procure the right for Licensee to continue to use the Software, or may replace or modify the Software so as to make it non-infringing. If neither of these two options is reasonably practicable Licensor may terminate the license granted herein on written notice and in such case shall refund to Licensee the unamortized portion of the License Fees paid hereunder (based on four years straight line depreciation, such depreciation to commence on the Effective Date). The foregoing states the entire liability of Licensor with respect to infringement claims related to the Software.

         9.2 . Licensor shall not be obligated to indemnify Licensee under Paragraph 11(a) above if (i) the infringement claim would have been avoided or if there would be no judgment of infringement, if Licensee had installed an upgrade, error correction or update that was offered to Licensee without charge (other than charges for Maintenance and Services Fees or Installation
                  Fees); (ii) the claim is based on use of the Software with equipment or other software not approved by Licensor; (iii) the claim is based on modification of the Software by other than Licensor (other than Permitted Adaptations made by Licensee in accordance with the Documentation and this Agreement).

10. . TRAINING. LICENSOR SHALL PROVIDE THE TRAINING SET FORTH ON EXHIBIT G IN THE AMOUNTS AND IN ACCORDANCE WITH THE SCHEDULE SET FORTH THEREON. THE PARTIES MAY AGREE UPON ADDITIONAL TRAINING FROM TIME TO TIME.

11.      . TERM AND TERMINATION.

         11.1 . Licensor shall have the right to terminate this Agreement (and the license rights granted herein):

                  (a) . immediately on notice to Licensee in the event that the confidentiality obligations of Licensee are violated or in the event Licensee (A) terminates or suspends its business; (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute or (C) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority;

                  (b) . upon ten days prior written notice to Licensee in the event Licensee fails to pay any amounts when due, and fails to pay such overdue amounts prior to the expiration of such ten day period; and

                  (c) upon thirty days prior written notice to Licensee in the event Licensee violates any other provision of this Agreement and fails to cure such breach prior to the expiration of the thirty-day period.

         11.2 . In the event of termination of this Agreement, the license rights granted herein shall terminate and Licensor shall have the right to take immediate possession of the Software and Documentation and all copies wherever located, without demand or notice. Within five (5) days after termination of this Agreement, Licensee will return to Licensor the Software in the form provided by Licensor and as modified by the Licensee, or upon request by Licensor shall destroy the Software and all copies, and certify in writing that they have been destroyed. Without limiting any of the above provisions, in the event of termination of this Agreement and the license rights granted herein, Licensee shall continue to be obligated for any payments due for services rendered or use of the Software made prior to the date of termination. Termination of this Agreement shall be in addition to and not in lieu of any equitable remedies available to Licensor.

12.      . GENERAL.

         12.1 . Licensor may publicize the fact that Licensee is a customer of Licensor and a licensee of the Software.

         12.2 . The parties agree that this is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

         12.3 . Dates or times by which Licensor is required to make performance under this license shall be postponed automatically to the extent that Licensor is prevented from meeting them by causes beyond its reasonable control, including events of force majeure. Without limiting Licensor's remedies hereunder, Licensor shall be entitled to suspend performance of its obligations under this Agreement in the event of nonpayment by Licensee.

         12.4 . This Agreement and performance hereunder shall be governed by the laws of the State of Florida. The parties hereby consent to the exclusive jurisdiction of the state and federal courts located in Duval County, Florida, for the resolution of their disputes, and the parties do hereby waive any objection thereto based on inconvenient forum.

         12.5 . If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted. The provisions of Paragraph 6, 9, 10, and 11 and such other provisions which by their plain meaning are intended to survive expiration of termination of this Agreement, shall survive termination or expiration of this Agreement.

         12.6 . Licensee may not assign, delegate or sub-license this Agreement or any of its rights, duties and obligations set forth herein, in whole or in part, without the prior written consent of Licensor. Licensor may assign this Agreement to any affiliate of Licensor, may assign this Agreement to any entity that acquires all or substantially all of its assets, whether through merger, consolidation, sale or other transfer or by operation of law, and may delegate certain of its service obligations to service providers selected by Licensor from time to time, including, without limitation, the Installation, Training, Customization, and Maintenance and Support Services. For purposes of this Agreement, an affiliate of Licensor is any entity that is controlled by, controls, or is under common control with Licensor or its Principals.

         12.7 . The waiver or failure of Licensor or Licensee to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.





AGREED:

LICENSOR, INC.                               LICENSEE

Name:           SCOTT SIRDEVAN               Name:
     --------------------------------------       ------------------------------
(Print)                                      (Print)

Address: 8130 BAYMEADOWS WAY WEST            Address:
     --------------------------------------       ------------------------------
         SUITE 307, JACKSONVILLE, FL  32256
     --------------------------------------       ------------------------------


Signature:                                   Signature:
          ---------------------------------            -------------------------

Title:          PRESIDENT                    Title:
      -------------------------------------        -----------------------------

Date:                                        Date:
     --------------------------------------       ------------------------------

                                    EXHIBIT B

                                    PRODUCTS



Software: BridgeGate Client, BridgeGate Portal

                                    EXHIBIT C

            PRODUCT PRICE LIST AND DISTRIBUTOR DISCOUNT/SUPPORT FEES


1. Product Price:

         Enterprise Site License - $3.2 Million dollars. Price may be modified by mutual consent of Vendor and Distributor, based on the circumstances of the sale and the customer who is buying BridgeGate products and services.

         Departmental Site License - $320,000.00

         Lease License (foreign version) - Price must be negotiated with Vendor since too many variables

2. Support Fees: (Level Two Support):

         $70.00 per hour to Distributor

         $120 per hour to End User on behalf of Distributor

Items 1 and 2 (above) that refer to the Site License Fee and Support Fees are for reference only. The Product price(s) will be determined after Distributor has completed its own marketing research. See section 9.1 for explanation.

Travel expenses for travel on behalf of Distributor to provide End User support will be paid by End User or Distributor.

Travel expenses on behalf of Vendor will be paid by Vendor.

Travel expenses for initial training will be paid by Distributor, but Distributor will not be charged for training. Training may be conducted either in Japan or in Florida, at Distributor's option.

                                    EXHIBIT D

                                   TRADEMARKS


                                   BridgeGate
                                BridgeGate Client
                                BridgeGate Portal
                                       TEI
                    Transformation & Exchange Infrastructure
                      The `telephone' for the 21st Century

                                    EXHIBIT E

                        MAINTENANCE AND SUPPORT SERVICES



I.       LEVEL ONE SUPPORT

         Distributor shall, at its own expense, provide all front-end customer support and training relating to the use of the Products by End Users and Distributor personnel ("LEVEL ONE SUPPORT") for any and all units of the Products marketed and distributed by Distributor, including, without limitation, reasonable telephone, fax and e-mail support during Distributor's normal business hours, including without limitation, all customer support required under the End-User Agreements, but NOT including the provision of any programming necessary to correct Errors


II.      LEVEL TWO SUPPORT

         Vendor shall provide to Distributor back-end theoretical support, technical information, training, consulting, cooperation and assistance as may be reasonably necessary for Distributor to provide Level One Support to End Users and Distributor personnel, including, without limitation, as set forth in this EXHIBIT E ("LEVEL TWO SUPPORT").